Exhibit (d)(6)

PORTFOLIO MANAGEMENT AGREEMENT

THIS AGREEMENT (the “Agreement”) is made as of this [ ]th day of [   ], 2017 by and between CCB Securities Ltd. (the “Portfolio Manager”), a [      ] corporation located at [    ], Hong Kong and Krane Funds Advisors LLC (the “Manager”), a Delaware limited liability company, located at 1270 Avenue of the Americas, 22nd Floor, New York, NY 10020.

WITNESSETH

WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and engages in the business of providing investment management services;

WHEREAS, the Manager has entered into an Investment Advisory Agreement (“Advisory Agreement”) dated [   ], 2017 with KraneShares Trust (the “Trust”), a Delaware statutory trust;

WHEREAS, the Portfolio Manager is registered as an investment adviser under the Advisers Act; and

WHEREAS, the Manager, subject to the approval of the Board of Trustees of the Trust (the “Board” or “Trustees”), desires to enter into this Agreement with the Portfolio Manager, where the Portfolio Manager shall provide investment advisory services in connection with the management of the funds listed on Schedule A (each, a “Fund” and collectively, the “Funds”), as such Schedule may be amended from time to time by mutual agreement of the parties hereto.

NOW, THEREFORE, the parties hereto agree as follows:

1.           Duties of the Portfolio Manager.

(a)	Among other things necessary and appropriate for the operation of the Funds, the Portfolio Manager shall be responsible for securing any quotas, licenses or regulatory approvals reasonably necessary for the Portfolio Manager to provide the services contemplated by this Agreement.

(b)	In addition, subject to supervision and oversight of the Manager and the Board, the Portfolio Manager shall manage all of the securities and other assets (the “Assets”) of the portion of each Fund allocated by the Manager to the Portfolio Manager, including the purchase, retention and disposition of the Assets, in accordance with the Funds’ respective investment objectives, policies and restrictions as stated in each Fund’s prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the “Prospectus”), the standards applicable to each Fund to qualify as a “regulated investment company” under Subchapter M of the Internal Revenue Code of 1986, as amended (“Code”), and applicable law, regulations and interpretations and exemptions from the foregoing, and subject to the following:

(i)	The Portfolio Manager shall determine from time to time what Assets will be purchased, retained or sold by the Funds, and what portion of the Assets will be invested or held uninvested in cash. To the extent that the Portfolio Manager wishes to invest a Fund’s assets in cash or cash equivalents in excess of 5% of the Fund’s assets that are not held for the purpose of meeting anticipated Fund redemptions, it must request in writing and receive advance permission from the Manager.

Should the Portfolio Manager anticipate modifying its investment process as applicable to a Fund, it must provide advance written notice to the Manager.

(ii)	In the performance of its duties and obligations under this Agreement, the Portfolio Manager shall act in the best interests of each Fund and in conformity with the Trust’s Amended and Restated Declaration of Trust (as defined herein), and By-Laws, each as may be modified, amended or supplemented from time to time, the Prospectus, the instructions and directions of the Manager and of the Board, the then-current terms and conditions of any exemptive, interpretive and no-action relief on which the Trust relies, the Trust’s compliance policies and procedures and other policies, procedures and guidelines as the Board or the Manager reasonably may establish from time to time and shall promptly notify the Manager upon becoming aware of any non-adherence by the Portfolio Manager with the foregoing. The Manager undertakes to provide the Portfolio Manager with copies or other written notice of any amendments, modifications or supplements to any such above-mentioned documents to the extent not otherwise publicly available. In the performance of its duties and obligations under this Agreement, the Portfolio Manager shall also comply in all material respects with the requirements of the Securities Act of 1933, Securities Exchange Act of 1934, Investment Company Act of 1940 (the “1940 Act”), the Advisers Act, the Code, and all other applicable federal and state laws and regulations, Hong Kong laws and regulations and the rules promulgated by the primary listing exchange upon which a Fund’s shares trade, as each is amended from time to time.

(iii)	The Portfolio Manager shall determine the Assets to be purchased or sold by the Funds as provided in subparagraph (i) and shall use its best efforts to obtain for the Funds the best execution available in conformity with all federal securities laws and applicable Hong Kong laws and regulations, and, to the extent applicable with such laws and regulations, shall place orders with or through such persons, brokers or dealers as the Manager may direct in writing from time to time. The Portfolio Manager may open and maintain brokerage accounts of all types on behalf of and in the name of the Funds. The Portfolio Manager may enter into standard customer agreements with brokers and direct payments of cash, cash equivalents and securities and other property into such brokerage accounts as the Portfolio Manager deems desirable and appropriate. Subject to the obtaining the best price and execution reasonably available and consistent with Section 28(e) of the Securities Exchange Act of 1934 and any other applicable laws or regulations, the Portfolio Manager is authorized to cause a Fund to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, in such instances where the Portfolio Manager has determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Portfolio Manager’s overall responsibilities with respect to such Fund and to other funds or clients for which the Portfolio Manager exercises investment discretion. The Portfolio Manager is authorized to direct portfolio transactions to a broker that is an affiliated person of the Manager, Portfolio Manager or a Fund in accordance with such standards and procedures as may be approved by the Board in accordance with Rule 17e-1 under the 1940 Act, or other rules promulgated by the Securities and Exchange Commission (the “SEC”). The Portfolio Manager shall not divert any Fund’s portfolio securities transactions to a broker or dealer in consideration of such broker or dealer’s promotion or sales of shares of the Fund, any other series of the Trust, or any other registered investment company. On occasions when the Portfolio Manager deems the purchase or sale of a security to be in the best interest of the Fund(s) as well as other clients of the Portfolio Manager, the Portfolio Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a fair and reasonable result and efficient execution. Allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Portfolio Manager in the manner which the Portfolio Manager considers to be the most equitable and consistent with its fiduciary obligations to each Fund and to its other clients over time. The Manager agrees that the Portfolio Manager and its affiliates may give advice and take action in the performance of their duties with respect to any of their other clients that may differ from advice given, or the timing or nature of actions take, with respect to the relevant Fund. The Manager also acknowledges that the Portfolio Manager and its affiliates are fiduciaries to other entities, some of which have the same or similar investment objectives (and will hold the same or similar investments) as the Fund(s), and that the Portfolio Manager will carry out its duties hereunder together with its duties under such relationships.

(iv)	The Portfolio Manager shall assist the Manager and any other relevant service provider in connection with any securities lending activities by the Funds.

(v)	The Manager shall have the right by written notice to identify Assets that may not be purchased on behalf of any Fund and/or brokers and dealers through which portfolio transactions on behalf of a Fund may not be effected, with which the Portfolio Manager shall comply.

(vi)	The Funds agree that any entity or person associated with Manager or Portfolio Manager that is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Funds that is permitted by Section 11(a) of the Exchange Act, and the Funds consent to the retention of compensation for such transactions.

(vii)	To the degree requested by the Manager, the Portfolio Manager shall determine and make such modifications to the identity and number of shares of the in-kind deposit securities and redemption securities required for a fund deposit or fund redemption for each Fund as may be necessary, including as a result of rebalancing adjustments and corporate action events. The Portfolio Manager will also provide the Manager with such compliance reports and certifications as may be reasonably requested.

(viii)	The Portfolio Manager shall provide reasonable assistance to the Manager in the preparation of any regulatory filings and required disclosures relating to any of the Funds, as requested by the Manager from time to time. The Portfolio Manager will promptly notify the Manager if it becomes aware of any material misstatement or omission in a Fund’s registration statement, as amended and/or supplemented from time to time.

(ix)	The Portfolio Manager shall maintain all books and records with respect to transactions involving the Assets required by Rule 31a-1 under the 1940 Act and preserve such records for the periods prescribed by Rule 31a-2 under the 1940 Act. The Portfolio Manager shall timely furnish to the Manager all information needed by the Manager to keep the other books and records of the Fund required by Rule 31a-1 under the 1940 Act. The Portfolio Manager agrees that all records that it maintains on behalf of a Fund are property of the Fund and the Portfolio Manager will surrender promptly to the Fund any of such records upon the Fund’s request; provided, however, that the Portfolio Manager may retain a copy of such records. The Portfolio Manager agrees to permit the Manager and the Trust’s officers and independent registered public accounting firm to inspect and audit such records pertaining to a Fund at reasonable times upon due notice.

(x)	The Portfolio Manager shall provide the relevant Fund’s custodian on each business day with information relating to all transactions concerning the Assets and shall provide the Manager with such information upon request of the Manager and shall otherwise cooperate with and provide reasonable assistance to the Manager, the Trust’s administrator, the Trust’s custodian and foreign custodians, the Trust’s transfer agent and pricing agents and all other agents and representatives of the Trust. The Portfolio Manager shall not hold, or have custody of, any asset of the Fund (or the Fund’s documents of title, if any) on behalf of the Fund or the Portfolio Manager.

(xi)	The Portfolio Manager shall maintain books and records with respect to the Funds’ investment transactions and keep the Manager fully informed on an ongoing basis of all material facts concerning the Portfolio Manager and its key investment personnel providing services to the Funds. The Portfolio Manager shall furnish to the Manager or the Board regular, periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Manager or Board may reasonably request; and the Portfolio Manager will attend meetings with the Manager and/or the Board, as reasonably requested, to discuss the foregoing. Upon the request of the Manager, the Portfolio Manager shall also furnish to the Manager any other information relating to the Assets that is required to be filed by the Manager or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief from the SEC on which the Manager, the Trust or a Fund relies. The Portfolio Manager will also cooperate promptly with any regulatory or compliance examinations or inspections (including information requests) relating to the Trust.

(xii)	The Portfolio Manager shall monitor the Assets owned by the Fund(s) and, in accordance with procedures established by the Board, as amended from time to time, and in conjunction with the Manager, promptly notify the Manager and the Trust’s Fund Accounting Agent of Assets that the Portfolio Manager believes should be fair valued in accordance with the Trust’s Valuation Procedures. The Portfolio Manager will provide reasonable assistance in determining the fair value of the Assets, as necessary, and use reasonable efforts to arrange for the provision of valuation information or a price(s) from a party(ies) independent of the Portfolio Manager for which market prices are not readily available, it being understood that the Portfolio Manager will not be responsible for determining the value of any such security.

(xiii)	In the event that the Trust shall be required to call a meeting of shareholders or send an information statement or registration statement supplement to shareholders solely due to actions caused by the Portfolio Manager, including, without limitation, a change of control of the Portfolio Manager or a portfolio manager change, the Portfolio Manager shall bear all reasonable expenses associated with such shareholder meeting, information statement, or registration statement supplement.

(xiv)	Absent any written notice from the Manager to the Portfolio Manager to the contrary, the Portfolio Manager shall be responsible for managing the entire portion of each Fund. Where it is not, the Portfolio Manager shall not consult with any other subadviser of such Fund concerning transactions for the Fund in securities or other assets; provided, that this shall not be deemed to prohibit the Portfolio Manager from consulting with any of its affiliated persons concerning transactions in securities or other assets. This also shall not be deemed to prohibit the Portfolio Manager from consulting with any of the other covered advisers concerning compliance with paragraphs (a) and (b) of Rule 12d3-1 under the Investment Company Act.

2.           Duties of the Manager. The Manager shall have responsibility for all services to be provided to the Funds pursuant to its Advisory Agreement with the Trust, including overseeing:

(a)	regulatory filings by the Funds;

(b)	compliance by the Funds;

(c)	custody of Fund assets;

(d)	transfer agency in Fund shares; and

(e)	listing of Fund shares on NYSE Arca, Inc. or another national securities exchange.

The Manager shall also oversee the Portfolio Manager’s provision of services under this Agreement.

3.           Compensation. For the services to be provided by the Portfolio Manager pursuant to this Agreement, the Manager will pay the Portfolio Manager, and the Portfolio Manager agrees to accept as full compensation therefor, an advisory fee at the rate specified in Schedule B hereto. To the extent applicable, the fee will be calculated based on the average daily value of the Assets under the Portfolio Manager’s management. The compensation payable by the Manager to the Portfolio Manager under this Agreement will be paid to the Portfolio Manager monthly. The Portfolio Manager may waive a portion of its fee, as permitted by law and agreed by the Manager. In the event of termination of this Agreement, the fee provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

4.           Expenses. Each of the Manager and Portfolio Manager will furnish, at its expense, all necessary facilities and personnel, including salaries, expenses and fees of any personnel required for it to perform its duties under this Agreement and administrative facilities, including bookkeeping, and all equipment necessary for the fulfillment of its responsibilities under this Agreement.

5.           Liability and Indemnification. Each Party (the “Indemnifying Party”) agrees, at its expense, to defend, indemnify and hold the other Party, its affiliates, officers, directors, employees and agents (collectively, the “Indemnified Parties”), harmless from any and all claims, demands, damages, costs, expenses, suits, actions, liabilities and losses (including, without limitation, reasonable attorneys’ fees and expenses) arising by virtue of, in connection with, or related to, the Indemnifying Party’s performance hereunder or execution hereof, except as such claims, losses or damages may result from the Indemnified Party’s gross negligence, bad faith, willful misconduct or reckless disregard of its duties. In no event shall either Party be liable to the other Party for any special, consequential or punitive damages arising under or related to this Agreement. The Indemnified Party shall not be liable to the Indemnifying Party in connection with the Indemnified Party’s performance or execution hereof except as a result of such Indemnified Party’s gross negligence, bad faith, willful misconduct or reckless disregard of its duties. No compromise or settlement by the Indemnifying Party of any action or proceeding related to the transaction contemplated hereby shall be effective unless it also contains an unconditional release of the Indemnified Party except to the extent related to the gross negligence, bad faith, willful misconduct or reckless disregard of its duties of the Indemnified Party. Notwithstanding anything to the contrary herein, the indemnification obligations under this paragraph shall survive the termination of this Agreement.

6.           Representations and Warranties of Portfolio Manager. The Portfolio Manager represents and warrants to the Manager and the Funds as follows:

(a)	The Portfolio Manager is registered as an investment adviser under the Advisers Act and will continue to be so registered so long as this Agreement remains in effect. The Portfolio Manager further represents and warrants that it has all necessary permits to engage in securities investment-related activities in Hong Kong and the relevant channels to invest in the People’s Republic of China (i.e. RQFII and Bond Connect), and is in good standing with the China Securities Regulatory Commission, China’s State Administration of Foreign Exchange and other relevant legal and regulatory authorities. The Portfolio Manager covenants to maintain all reasonably necessary registrations, licenses and approvals in effect during the term of this Agreement.

(b)	The Portfolio Manager has adopted and implemented and will maintain in accordance with Rule 206(4)-7 under the Advisers Act, policies and procedures reasonably designed to (a) prevent violation by the Portfolio Manager and its supervised persons (as such term is defined by the Advisers Act) of the Advisers Act and the rules thereunder; and (b) to the extent that the Portfolio Manager’s activities or services could affect the Fund(s), policies and procedures, prevent violation of the federal securities laws (as such term is defined in Rule 38a-1 under the Investment Company Act) by the Fund(s) and the Portfolio Manager.

(c)	The Portfolio Manager has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and that the Portfolio Manager and certain of its employees, officers, and directors are subject to reporting requirements thereunder and, accordingly, agrees that it shall, on a timely basis, furnish a copy of such code of ethics to the Manager (and any amendments), and, with respect to such persons, the Manager shall furnish to the Trust and Manager all reports and information provided under Rule 17j-1(c)(2). The Portfolio Manager also represents that it has policies and procedures regarding the detection and prevention and the misuse of material, nonpublic information by the Portfolio Manager and its employees as required by applicable law.

(d)	The Portfolio Manager maintains and will continue to maintain a disaster recovery and business continuity plan that is in accordance with applicable law and regulatory guidance and within industry standards. The Portfolio Manager shall protect against unauthorized access to or use of the Manager or the Trust’s proprietary information that could result in harm or inconvenience to the Manager or the Trust. The Portfolio Manager agrees to notify the Manager as soon as possible of any information security breach or acquisition of proprietary information by an unauthorized person.

(e)	The Portfolio Manager will immediately notify the Manager of the occurrence of any event that would substantially impair the Portfolio Manager’s ability to fulfill its commitment under this Agreement or disqualify the Portfolio Manager from serving as an investment adviser of an investment company pursuant to Section 9 of the 1940 Act, including any actions taken by the SEC or Hong Kong authorities to place any restrictions on, or suspend or revoke its registration as an investment adviser or any other license reasonably necessary for the provision of services contemplated by this Agreement; or has commenced proceedings or an investigation that may result in any of these actions. The Portfolio Manager will promptly notify the Manager if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, government agency, self-regulatory organization, public board or body, involving the affairs of the Funds or the Portfolio Manager and provide such information as reasonably requested by the Manager regarding such matters;

(f)	The Portfolio Manager is fully authorized under all applicable law to enter into this Agreement and serve as Portfolio Manager to the Funds and to perform the services described under this Agreement;

(g)	The Portfolio Manager is a corporation duly organized and validly existing under the laws of Hong Kong with the power to own and possess its assets and carry on its business as it is now being conducted;

(h)	The execution, delivery and performance by the Portfolio Manager of this Agreement are within the Portfolio Manager’s powers and have been duly authorized by all necessary action on the part of its members, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Portfolio Manager for the execution, delivery and performance by the Portfolio Manager of this Agreement, and the execution, delivery and performance by the Portfolio Manager of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Portfolio Manager’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Portfolio Manager;

(i)	This Agreement is a valid and binding agreement of the Portfolio Manager;

(j)	The Portfolio Manager will notify the Manager of any anticipated “assignment” (as defined in the 1940 Act) of this Agreement;

(k)	The Portfolio Manager is not an affiliated person of any depositary bank for any Depositary Receipts held by a Fund, except a depositary bank that is deemed to be affiliated solely because a Fund owns greater than 5% of the outstanding voting securities of such depositary; and

(l)	The Portfolio Manager agrees to maintain errors and omissions or professional liability insurance coverage in an amount that is reasonable in light of the nature and scope of the Portfolio Manager’s business activities.

7.           Representations and Warranties of the Manager. The Manager represents and warrants to the Portfolio Manager and the Funds as follows;

(a)	The Manager is registered as an investment adviser under the Advisers Act and will continue to be so registered so long as this Agreement remains in effect;

(b)	The Manager will immediately notify the Portfolio Manager of the occurrence of any event that would substantially impair the Manager’s ability to fulfill its commitment under this Agreement or disqualify the Manager from serving as an investment adviser of an investment company pursuant to Section 9 of the 1940 Act. The Manager will also promptly notify the Portfolio Manager if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, government agency, self-regulatory organization, public board or body, involving the affairs of the Funds or the Manager;

(c)	The Manager is fully authorized under all applicable law to enter into this Agreement and serve as Manager to the Funds and to perform the services described under this Agreement;

(d)	The Manager is a limited liability company duly organized and validly existing under the laws of the state of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

(e)	The execution, delivery and performance by the Manager of this Agreement are within the Manager’s powers and have been duly authorized by all necessary action on the part of its members, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Manager for the execution, delivery and performance by the Manager of this Agreement, and the execution, delivery and performance by the Manager of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Manager’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Manager;

(f)	This Agreement is a valid and binding agreement of the Manager; and

(g)	The Manager agrees to maintain errors and omissions or professional liability insurance coverage in an amount that is reasonable in light of the nature and scope of the Manager’s business activities.

8.           Duration and Termination.

(a)	Duration. This Agreement, unless sooner terminated as provided herein, shall become effective with respect to a Fund upon its execution (and with respect to any Fund that is added to Schedule A of this Agreement, the later of the date Schedule A is amended to reflect the addition of the Fund or the date upon which the shares of the Fund are first sold to the public), provided that it has first been approved in the manner required by the 1940 Act and rules thereunder or in accordance with exemptive or other relief granted by the SEC or its staff, and continue for two years after its initial effectiveness as to each Fund and thereafter for periods of one year for so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of each Fund; provided, however, that if the shareholders of any Fund fail to approve the Agreement as provided herein, the Portfolio Manager may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and rules thereunder. The foregoing requirement that continuance of this Agreement be “specifically approved at least annually” shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

(b)	Termination. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:

(i)	By vote of a majority of the Board, or by vote of a majority of the outstanding voting securities of a Fund, or by the Manager, in each case, upon sixty (60) days’ written notice to the Portfolio Manager;

(ii)	By the Portfolio Manager upon sixty (60) days’ written notice to the Manager and the Board.

(iii)	By any party, to take effect immediately upon written notice to the other party, in the event that

(A)	the license, approval, authorisation or consent held by any of the other parties which is required for the performance of its obligations under this Agreement and which has been granted or given by any relevant regulatory authority, is terminated or suspended;

(B)	any of the parties commits a material breach of this Agreement, which such material breach has not been cured by the breaching party within thirty (30) days from the date of notice from the other party of such material breach;

(C)	any step is taken with a view to the winding up, bankruptcy or administration of any party;

(D)	any adverse finding is made in respect of, or official sanction imposed on, any other party by any relevant regulatory authority which would be likely to affect its ability to perform its obligations under this Agreement; or

(E)	a relevant regulatory authority has held, or is likely to hold, any other party to be in breach of any regulatory or other duties in relation to this Agreement.

This Agreement shall terminate automatically and immediately in the event of breach of Clause 9 Confidentiality of this Agreement, or in the event of its assignment, or in the event of a termination of the Advisory Agreement with the Trust. As used in this Section 8, the terms “assignment” and “vote of a majority of the outstanding voting securities” shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

9.           Confidentiality. Except as otherwise set forth in this Agreement or any other agreement between the parties, each party shall keep the Confidential Information of the other party secret and confidential and shall use such Confidential Information only in accordance with the terms of this Agreement, and shall not (without the prior written consent of the other party) disclose any part of that Confidential Information to any person other than to its designated person who is mutually agreed by both parties in advance for getting access to that Confidential Information in order for the parties to perform their obligations or receive the benefit of rights under this Agreement except for the regulatory requests made to the Trust, Manager or Portfolio Manager arising from the applicable laws, including any demand of any regulatory or taxing authority having jurisdiction, except that the Portfolio Manager shall notify the Manager prior to providing information in response to such a request or demand so as to allow the Manager to respond appropriately. For the purpose of this Agreement, “Confidential Information” means in relation to any party all confidential and proprietary information (whether such information is in oral or written form or is recorded in any other medium) about or pertaining to any business initiatives or evaluation of any future business initiative, or the business of that party which it disclosed to the other party or its employee, or which is acquired by or otherwise comes to the knowledge of the other party or its employee in connection with this Agreement or any future exchange of information between the parties (including the performance by a party of its obligations hereunder). It is understood that any information or recommendation supplied by the Portfolio Manager in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Manager, the Funds, the Funds’ service providers, the Board, or such persons as the Manager, subject to the Portfolio Manager’s written consent, may designate in connection with the Funds. It is also understood that any information supplied to the Portfolio Manager in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Portfolio Manager in connection with its obligation to provide investment advice and other services to the Funds. Except as required by applicable law or regulation, the terms of this Agreement, all non-public information pertaining to the establishment and on-going operation of the Funds and the actions of the Portfolio Manager and the Funds in respect thereof shall be considered as “Confidential Information.” Notwithstanding anything to the contrary herein, the this Section shall survive the termination of this Agreement.

10.          Exclusivity. The services of the Manager and Portfolio Manager are not to be deemed exclusive, and the Manager and Portfolio Manager and their directors, officers, employees and affiliates shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Portfolio Manager shall be deemed to be an independent contractor of the Manager and Trust.

11.          Supplemental Arrangements. The Portfolio Manager may from time to time employ or associate itself with any person it believes to be particularly suited to assist it in providing the services to be performed by the Portfolio Manager hereunder, provided that no such person shall perform any services with respect to the Fund(s) that would constitute an assignment or require approval of an advisory agreement pursuant to Section 15 of the 1940 Act, unless consented to in writing by the Manager and approved in accordance with applicable law, regulations and interpretations. Any compensation payable to such persons shall be the sole responsibility of the Portfolio Manager.

12.          Use of Name. The Portfolio Manager grants the Manager use of the Portfolio Manager’s name(s), derivatives, logos, trademarks, service marks or trade names in connection with certain materials used in the ordinary course of business, such as prospectuses, financial reports, fund fact sheets, fund name and related materials, including advertising and marketing materials for the Funds. Such grant will be revoked as to future use as soon as this Agreement is terminated.

13.          Amendments. This Agreement may be amended by mutual written consent, subject to approval by the Board and the Funds shareholders to the extent and in the manner required by the 1940 Act. No material amendment of this Agreement shall be effective until approved, if applicable, in the manner required by the 1940 Act, any rules thereunder or any exemptive or other relief granted by the SEC or its staff.

14.          Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

15.          Severability. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

16.          Trust and Shareholder Liability. The Portfolio Manager is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Amended and Restated Declaration of Trust and agrees that any claims against or liabilities of the Trust shall be limited in all cases to the Trust and its assets, and if the liability or claim relates to one or more Fund, they shall be limited to the respective assets of that Fund. The Portfolio Manager further agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Fund, nor from the Trustees or any individual Trustee of the Trust. The Portfolio Manager acknowledges that the Trust, on behalf of each Fund, is a third-party beneficiary of this Agreement and that the Trust shall have the full right to enforce any and all provisions of this Agreement for its benefit and to pursue any breach of any provision of this Agreement or for any loss, damage, claim, liability arising due to any act or omission to the same extent as if the Fund itself were a party to this Agreement.

17.          Notice. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

To the Manager at:	Krane Funds Advisors, LLC
1270 Avenue of the Americas
22nd Floor
New York, NY 10020

To the Portfolio Manager at:	CCB Securities Ltd.
[ ]
Hong Kong

18.          Shareholder Rights. For the avoidance of doubt, shareholders of a Fund are not parties to, or intended (or “third-party”) beneficiaries of, this Agreement. To the maximum extent permitted by law, this Agreement is not intended to create in any individual shareholder or group of shareholders of the Fund any right to enforce this Agreement or to seek any remedy under this Agreement, either directly or on behalf of the Trust or the Fund.

19.          Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement’s subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

MANAGER:	PORTFOLIO MANAGER:

Krane Funds Advisors, LLC	CCB Securities Ltd.

By:	By:

Name:	Name:

Title:	Title:

Schedule A

to the

Portfolio Management Agreement

by and among

CCB Securities Ltd.

and

Krane Funds Advisors, LLC

As of [   ], 2017

[KraneShares CCBS China Corporate High Yield Bond USD Index ETF]

Schedule B

to the

Portfolio Management Agreement

by and among

CCB Securities Ltd.

and

Krane Funds Advisors, LLC

As of [   ], 2017

KraneShares CCBS China Corporate High Yield Bond USD Index ETF

The Manager shall pay the Portfolio Manager fifty (50%) percent of the Net Revenue received by the Manager from the Fund. Net Revenue is defined for these purposes as gross revenue minus gross fund-related expenses (including any waiver by the Manager of its compensation under the Advisory Agreement and any reimbursements by the Manager of the Fund’s expenses).

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